Exhibit 99.1

Calidi Biotherapeutics Reports Third Quarter 2023 Operating and Financial Results

Announced first patient dosed by collaborator City of Hope in a Phase 1 clinical trial evaluating CLD-101 in recurrent high-grade glioma patients

Presented new preclinical data highlighting CLD-201 (SuperNova) platform technology at SITC 2023

Strengthened leadership with key appointments to management team and Board of Directors

San Diego, Calif., November 14, 2023 --(BUSINESS WIRE)-- Calidi Biotherapeutics, Inc. (NYSE American: CLDI or “Calidi”), a clinical-stage biotechnology company developing a new generation of targeted immunotherapies, reports its financial results for the third quarter 2023 and reviews recent business highlights.

“We are highly encouraged by our clinical progress, highlighted by our partner City of Hope dosing the first patient in June this year in a Phase 1 clinical trial evaluating CLD-101, our NeuroNova platform, in high-grade glioma patients,” said Allan Camaisa, CEO and Chairman of the Board of Calidi Biotherapeutics. “Our CLD-201 program, which we believe represents the future of immunotherapy as a novel allogeneic approach, continues to advance closer to the clinic, supported by promising preclinical data presented at the 2023 SITC annual meeting. With access to the public markets and recent key leadership and Board appointments, we feel well positioned to deliver on the promise of our novel programs and look forward to sharing interim results from our ongoing CLD-101 study in recurrent high-grade glioma patients in the first half of next year.”

Third Quarter 2023 and Recent Corporate Developments

●	Presented updated CLD-201 (SuperNova) data demonstrating inhibition of tumor growth and the induction of robust anti-tumor immunity in preclinical models at the Society for Immunotherapy of Cancer’s (SITC) 38th Annual Meeting. The poster presentation exhibited CLD-201’s greater resistance to inactivation compared to unprotected CAL1 virus, significant inhibition of the growth of tumors even at very low doses, and the induction of robust anti-tumor immunity. The poster also detailed the clinical readiness of the product and plans to launch a Phase 1 study in 2024.

●	Appointed Andrew Jackson to the role of Chief Financial Officer. Mr. Jackson most recently served as Chief Financial Officer of Eterna Therapeutics and brings 25 years of corporate finance experience with success in publicly traded life science companies and venture capital-backed startups. The company also announced the appointment of Alan Stewart, previously a Calidi advisor, to the Board of Directors. Mr. Stewart brings extensive experience in finance and public company governance.

●	Closed business combination transaction and commenced trading on the NYSE American on September 13, 2023. In conjunction with the transaction closing, Calidi entered into a forward purchase agreement with a consortium of funds for up to $10 million.

●	Announced City of Hope, in partnership with Calidi, dosed the first patient in June 2023 in a Phase 1 clinical trial evaluating CLD-101 (NeuroNova) for the treatment of recurrent high-grade gliomas. The trial seeks to determine the safety, immunogenicity, and preliminary clinical efficacy of treatment with multiple intracerebral doses of CLD-101.

Upcoming Anticipated Milestones

●	4Q 2023: First patient dosed in CLD-101 Phase 1 trial in collaboration with Northwestern University for newly diagnosed high-grade glioma patients

●	1H 2024: Interim clinical results from CLD-101 Phase 1 trial in collaboration with City of Hope for recurrent high-grade glioma patients

●	1H 2024: First patient dosed in CLD-201 Phase 1 trial

Third Quarter Financial Results

The company reported a net loss of $2.0 million, or $0.14 per share, for the three months ended September 30, 2023, compared to a net loss of $5.4 million, or $0.63 per share, for the same period in 2022.

Research and development expenses were $3.3 million for the three months ended September 30, 2023, compared to $1.9 million for the comparable period in 2022, an increase of $1.4 million. The increase in research and development spend primarily reflects an increase in lab expenses for preclinical and clinical candidates of $0.7 million, an increase in salaries and benefits due to higher headcount of $0.5 million, and an increase in rent expense related to the San Diego Lease of $0.2 million.

General and administrative expenses were $4.0 million for the three months ended September 30, 2023, compared to $5.0 million for the comparable period in 2022, a decrease of $1.0 million. The decrease was primarily related to a decrease in transaction costs of $1.8 million, partially offset by an increase in salaries and benefits of $0.5 million, director and consulting costs of $0.2 million, and accounting related services of $0.1 million.

The company had approximately $10.1 million in cash and $0.2 million in restricted cash as of September 30, 2023, compared to $0.4 million in cash and $0.2 million in restricted cash as of December 31, 2022.

About Calidi Biotherapeutics:

Calidi Biotherapeutics (NYSE American: CLDI) is a clinical-stage immuno-oncology company with proprietary technology designed to arm the immune system to fight cancer. Calidi’s novel stem cell-based platforms are utilizing potent allogeneic stem cells capable of carrying payloads of oncolytic viruses for use in multiple oncology indications, including high-grade gliomas and solid tumors. Calidi’s off-the-shelf, universal cell-based delivery platforms are designed to protect, amplify, and potentiate oncolytic viruses leading to enhanced efficacy and improved patient safety. This dual approach can potentially treat, or even prevent, metastatic disease. Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements contained in this discussion, including but not limited to statements listed in “Upcoming Anticipated Milestones,” are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Calidi will be those that it has anticipated. Any forward-looking statements involve a number of risks, uncertainties (some of which are beyond Calidi’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statements filed with the SEC on Form S-4 filed on August 2, 2023 and on Form S-1 filed on October 6, 2023.

For Investors:

Stephen Jasper

Gilmartin Group

stephen@gilmartinir.com

For Media:

Gwen Gordon

gwen@gwengordonpr.com

Source: Calidi Biotherapeutics, Inc.

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for par value data)

	September 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$10,147	$372
Prepaid expenses and other current assets	1,540	414
Total current assets	11,687	786
NONCURRENT ASSETS
Machinery and equipment, net	1,131	887
Operating lease right-of-use assets, net	4,331	199
Forward purchase agreement derivative asset	1,290	—
Other noncurrent assets	148	725
TOTAL ASSETS	$18,587	$2,597
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,410	$2,124
Related party accounts payable	81	147
Accrued expenses and other current liabilities	4,490	5,142
Related party accrued expenses and other current liabilities	491	205
Legal settlement liability	—	640
Loans payable, net of issuance costs	1,000	1,000
Term notes payable, net of discount, including accrued interest	884	507
Related party term notes payable, net of discount, including accrued interest	1,442	1,962
Related party convertible notes payable, including accrued interest	19	804
Related party contingently convertible notes payable, including contingently issuable warrants, at fair value	—	1,152
Simple agreements for future equity (SAFE), at fair value	—	24,575
Related party SAFE, at fair value	—	4,615
Finance lease liability, current	62	72
Operating lease right-of-use liability, current	994	44
Total current liabilities	10,873	42,989
NONCURRENT LIABILITIES
Operating lease right-of-use liability, noncurrent	3,299	305
Finance lease liability, noncurrent	96	142
Related party term notes payable, net of discount, including accrued interest	1,954	—
Other liabilities	508	—
Warrant liability	2,951	—
TOTAL LIABILITIES	19,681	43,436
CONVERTIBLE PREFERRED STOCK	—	9,601

STOCKHOLDERS’ DEFICIT	(1,094)	(50,440)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$18,587	$2,597

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,
	2023	2022
	(Unaudited)

OPERATING EXPENSES
Research and development	(3,251)	(1,945)
General and administrative	(3,970)	(5,041)
Total operating expenses	(7,221)	(6,986)

Loss from operations	(7,221)	(6,986)

OTHER INCOME (EXPENSES), NET
Interest expense	(101)	(8)
Interest expense – related party	(223)	(21)
Change in fair value of debt and other liabilities	845	1,084
Change in fair value of debt and other liabilities – related party	4,473	573
Grant income	693	—
Debt extinguishment	(139)	—
Debt extinguishment – related party	(332)	—
Other income (expenses), net	(8)	4
Total other income (expenses), net	5,208	1,632

LOSS BEFORE INCOME TAXES	(2,013)	(5,354)

Income tax provision	(11)	(1)

NET LOSS	$(2,024)	$(5,355)

Net loss per share; basic and diluted	$(0.14)	$(0.63)

Weighted average common shares outstanding; basic and diluted	14,310	8,566